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                                                                    Exhibit 23.1
Consent of Independent Auditors

The Board of Directors
Safeguard Scientifics, Inc.

We consent to incorporation by reference in the Registration Statements (No. 33-41853, 33-48579, 33-48462, 2-72362, 33-72559, 33-72560, 333-75499, 333-75501,
333-86777, 333-65092, 333-73284, and 333-69246) on Form S-8 and in the
Registration Statements (No. 333-86675 and 333-32512) on Form S-3 of Safeguard Scientifics, Inc. and subsidiaries of our report dated February 15, 2002, except for Note 24, as to which the date is March 25, 2002, relating to the Consolidated Balance Sheets of Safeguard Scientifics, Inc. and subsidiaries as of December 31, 2001 and 2000, and the related Consolidated Statements of Operations, Comprehensive Income (Loss), Shareholders' Equity, and Cash Flows for each of the years in the three-year period ended December 31, 2001, which report appears in the annual report on Form 10-K of Safeguard Scientifics, Inc.

Our report contains an explanatory paragraph regarding the adoption of Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended, on January 1, 2001, as discussed in Note 1 of those statements.

/s/ KPMG LLP
Philadelphia, Pennsylvania
March 29, 2002